Exhibit 23.3

September 9, 2020

Huazhu Group Limited

No. 699 Wuzhong Road

Minhang District

Shanghai 201103

People’s Republic of China

Ladies and Gentlemen,

We hereby consent to the references to our name and the inclusion of information, data and statements from our independent valuation reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of the Reports, in the Registration Statement and any amendments thereto, in any other future filings with the Securities and Exchange Commission (the “SEC”) by the Company, including, without limitation, (i) the Registration Statement (File No. 333-221129) on Form F-3 (the “Registration Statement”) of Huazhu Group Limited (the “Company”) filed on October 26, 2017, including post-effective amendments, and supplements to the Registration Statement and in any related prospectus, relating to the Company’s public offering of its securities, (ii) any other registration statement filed by the Company with the SEC and any amendment or supplement thereto (including the Company’s Registration Statement on Form S-8 (File No. 333-203460)), (iii) any document offering securities in the Company and (iv) any filings on Form 20-F or Form 6-K or other filings by the Company with the SEC (collectively, the “SEC Filings”).

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement, as well as to a Current Report on Form 6-K incorporated by reference therein, and as an exhibit to any other SEC Filings. We also give our consent to the reference to our firm under the caption “Experts” in the prospectus supplement dated September 9, 2020 to the base prospectus contained in the Registration Statement.

Yours faithfully,

For and on behalf of

D&P China (HK) Limited

/s/ Calvin Chan
Name:	Calvin Chan
Title:	Director

D&P China (HK) Limited	T +852 2281 0147
Level 3, Three Pacific Place	F +852 2511 9626
1 Queen’s Road East
Hong Kong	calvin.chan@duffandphelps.com
www.duffandphelps.com